UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BOSTON PRIVATE FINANCIAL
HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Massachusetts	04-22976299
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Ten Post Office Square Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares Each Representing a 1/40th Interest in a Share of 6.95% Non-Cumulative Perpetual Preferred Stock, Series D	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-185896

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are depositary shares of Boston Private Financial Holdings, Inc. (the “Registrant”), each representing a 1/40th interest in a share of the Registrant’s 6.95% Non-Cumulative Perpetual Preferred Stock, Series D, par value $1.00 per share and a liquidation preference of $1,000 per share (the “Series D Preferred Stock”). The descriptions of the general terms and provisions of the Series D Preferred Stock, as well as the depositary shares, are incorporated herein by reference to the descriptions included under the captions “Description of Preferred Stock” and “Description of Depositary Shares” in the prospectus supplement dated April 17, 2013, as filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2013 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, to the prospectus in the Registration Statement on Form S-3 (No. 333-185896) of the Registrant, as filed with the SEC on January 4, 2013, in the form in which it became effective on January 17, 2013. Such sections are incorporated herein by reference.

Item 2. Exhibits.

3.1	Restated Articles of Organization of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 2, 2010).

3.2	Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed August 2, 2010).

3.3	Articles of Amendment of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed May 2, 2012).

3.4	Articles of Amendment of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed April 22, 2012).

3.5	Articles of Amendment of the Registrant.

4.1	Master Deposit Agreement, dated April 24, 2013, by and among the Registrant, Computershare Trust Company, N.A., and Computershare Inc., collectively, as depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of Certificate Representing Series D Preferred Stock.

4.3	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.1 hereto).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

Date: April 24, 2013	By:	/s/ David J. Kaye
		Name:	David J. Kaye
		Title:	Chief Financial Officer, Treasurer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Articles of Organization of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed August 2, 2010).

3.2	Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed August 2, 2010).

3.3	Articles of Amendment of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed May 2, 2012).

3.4	Articles of Amendment of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed April 22, 2012).

3.5	Articles of Amendment of the Registrant.

4.1	Master Deposit Agreement, dated April 24, 2013, by and among the Registrant, Computershare Trust Company, N.A., and Computershare Inc., collectively, as depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of Certificate Representing Series D Preferred Stock.

4.3	Form of Depositary Receipt (included as Exhibit A to Exhibit 4.1 hereto).